FOR IMMEDIATE RELEASEExhibit 99.1

Inogen Provides Impact from 21st Century Cures Act

- Impact of 21st Century Cures Act expected to be positive for 2016 results-

Goleta, California, January 9, 2017 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the estimated impact of the 21st Century Cures Act to its 2016 financial results.

The implementation of the 21st Century Cures Act is expected to lead to increased reimbursement for competitive bid items in non-competitive bidding areas retroactive to July 1, 2016 through December 31, 2016. Inogen estimates that this will lead to increased rental revenue of up to $2.0 million in the fourth quarter of 2016 based on preliminary, unaudited financial data.  This legislation has no provisions for changes to reimbursement rates in 2017 and does not include any changes to rates in competitive bidding areas.

“We are pleased that the Cures Act reverses some reimbursement cuts in 2016 and are encouraged that it calls for a study of the impact of the competitive bidding pricing on rural areas,” said Chief Executive Officer Raymond Huggenberger.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding management’s estimates of increased reimbursement associated with the 21st Century Cures Act.  The estimated increase in rental revenue presented today is preliminary and subject to Inogen completing its financial statements for the year ended December 31, 2016 and the audit of those financial statements by Inogen’s independent registered public accounting firm. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from adjustments arising in connection with the preparation and audit of Inogen’s financial statements as of and for the year ended December 31, 2016; the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates, including private payor reductions and reductions in connection with competitive bidding and the Center for Medicare and Medicaid Services (CMS) rules; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to continue its Inogen One G4 product rollout; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business and operating results are contained in Inogen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext. 7

Media Contact:

Byron Myers

805-562-0503